EXHIBIT 23

                         PRIORITY HEALTHCARE CORPORATION
        EXHIBIT 23 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69921, 333-61479, 333-65927 and 333-82481) of
Priority Healthcare Corporation of our report dated February 22, 2000 appearing in this Form 10-K.

PricewaterhouseCoopers LLP
Orlando, Florida
March 13, 2000